UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2008
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification
incorporation or		Number)
organization)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 3, 2008, Tween Brands, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) and a new executive agreement (the “Executive Agreement”) with Michael W. Rayden, the Company’s Chief Executive Officer, primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
          The Employment Agreement has an initial term of five years. On the fourth anniversary of the effective date of the Employment Agreement, and on the anniversary date of each year thereafter, the term will be extended automatically for a period of one year unless 90 days prior to such anniversary date the Company or Mr. Rayden gives written notice to the other of an election not to extend the term. Furthermore, if a change in control (as defined in the Employment Agreement) occurs during the term of such agreement, the term of such agreement will be extended for two years from the date of the change in control. The Employment Agreement provides for Mr. Rayden a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the Employment Agreement. The Employment Agreement also requires the Company to compensate Mr. Rayden and provide him with certain benefits if his employment is terminated before the Employment Agreement expires. The compensation and benefits Mr. Rayden is entitled to receive vary depending upon whether his employment is terminated: (1) by the Company for cause (as defined in the Employment Agreement) or voluntarily by him for other than for good reason (as defined in the Employment Agreement); (2) by the Company other than for cause or by him for good reason; (3) involuntarily due to disability; (4) upon retirement; or (5) upon his death, under which circumstance the applicable compensation and benefits are payable to his beneficiaries.
          The Executive Agreement has an initial term of three years. On the third anniversary of the effective date of the Executive Agreement, and on the anniversary date of each year thereafter, the term will be extended automatically for a period of one year unless 30 days prior to such anniversary date the Company gives written notice to Mr. Rayden of its election not to extend the term. Furthermore, if a change in control (as defined in the Executive Agreement) occurs during the term of the Executive Agreement, the term will be extended for 24 months from the date of the change in control. Under the Executive Agreement, the Company must provide severance benefits (as defined in the Executive Agreement) to Mr. Rayden if his employment is terminated (other than on account of death or disability or for cause):
•	by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the Executive Agreement;

•	by the Company within 24 months after a change in control;

•	by him for good reason (as defined in the Executive Agreement) at any time within 24 months after a change in control; or

•	by him with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.
Copies of the Employment Agreement and the Executive Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The descriptions of such agreements contained herein are qualified in their entirety by the full text of such exhibits.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael W. Rayden, dated December 3, 2008.

10.2	Executive Agreement between the Company and Michael W. Rayden, dated December 3, 2008.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: December 5, 2008	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Secretary

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